UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): February 28, 2014

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Preferred Investors Plan Support Agreements

On March 5, 2014, USEC Inc. (“USEC” or the “Company”) announced that it has entered into a plan support agreement (the “Preferred Investors Plan Support Agreements”) with each of Babcock & Wilcox Investment Company (“B&W”) and Toshiba Corporation and Toshiba America Nuclear Energy Company (“Toshiba,” and together with B&W, the “Preferred Investors”) as holders of the Company’s Series B-1 12.75% convertible preferred stock (“Preferred Stock”) regarding a voluntary Chapter 11 pre-arranged plan of reorganization of the Company. As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2013, the Company previously reached an agreement (the “Consenting Noteholders Plan Support Agreement” and, together with the Preferred Investors Plan Support Agreements, the “Plan Support Agreements”) with the holders (the “Consenting Holders”) of approximately 65% of its outstanding 3.0% convertible senior notes due October 1, 2014 (the “Convertible Notes”) with respect to a plan of reorganization of the Company. The Consenting Noteholder Plan Support Agreement was amended as described below to conform substantially with the terms of the Preferred Investors Plan Support Agreements.

Pursuant to the Preferred Investors Plan Support Agreements, and subject to certain conditions contained therein and generally described below, each of the Preferred Investors has agreed, among other things, to vote in favor of and to generally support confirmation of the plan of reorganization of the Company by the United States Bankruptcy Court for the District of Delaware consistent with the terms and conditions set forth in the term sheet attached to the Preferred Investors Plan Support Agreements and the Company has agreed to use its reasonable best efforts to support and complete the transactions contemplated by such term sheet, including seeking confirmation of the plan consistent therewith. The Preferred Investors Plan Support Agreements are subject to certain termination events, including:

•	By USEC or the Preferred Investors upon a good faith determination of the Board of Directors of USEC that proceeding with the Plan would be inconsistent with the exercise of its fiduciary duties;

•	By the Preferred Investors if USEC fails to commence the solicitation within 50 days of the commencement of the Chapter 11 case;

•
By the Preferred Investors if USEC experiences any circumstance, change or other event that has had or is reasonably likely to have a short-term or long-term material adverse effect on the financial condition or operations of USEC and its subsidiaries;

•
By USEC or the Preferred Investors if (1) DOE terminates or suspends (or announces its intent to terminate or suspend) its 80% cost share funding of the RD&D program; (2) there is a termination or suspension or material delay in completion of the RD&D program (other than, in the case of USEC’s right to terminate, as a result of action or inaction by USEC); and

•	By USEC or the Preferred Investors if the Russian transitional supply agreement between Enrichment and Joint Stock Company Techsnabexport is terminated.

As agreed to in the Plan Support Agreements, the material terms of the plan of reorganization of the Company (the “Plan”) include, among other things, that upon the effective date of the Plan:

•	The holders of the Convertible Notes will receive, on a pro rata basis, in exchange for claims on account of their $530 million in outstanding principal amount of Convertible Notes;

•	79.04% of the common stock of reorganized USEC (“New Common Stock”), subject to dilution on account of a new management incentive plan; and

•
$200 million in principal amount of new notes issued by reorganized USEC on terms described in the Term Sheet (the “New Notes”), with the New Notes being guaranteed and secured on a subordinated and limited basis by United States Enrichment Corporation, USEC’s primary operating subsidiary (“Enrichment”).

The Preferred Investors will each receive in exchange and on account of their shares of the Company’s Series B-1 12.75% convertible preferred stock (the “Preferred Stock”) and warrants dated September 2, 2010 to purchase up to 250,000 shares of the Company’s common stock (the “Warrants”):

•	7.98% of the New Common Stock (15.96% in the aggregate), subject to dilution on account of a new management incentive plan; and

•	$20.19 million in principal amount of New Notes ($40.38 million in the aggregate).

The Preferred Investors each agree to discuss in good faith with USEC the possible investment of up to $20.19 million (for an aggregate investment of $40.38 million) of equity in a special purpose entity to commercialize the American Centrifuge project in the future, subject to mutually agreed upon terms and conditions, but in any event contingent upon the funding for the American Centrifuge Plant of not less than $1.5 billion of debt supported by the U.S. Department of Energy (“DOE”) loan guarantee program or other government support or funding in such amount (the “ACP Funding Condition”).

In connection with the Company’s compliance with regulatory requirements, the New Common Stock issued to the Preferred Investors would be structured in a similar manner to the Class B Common Stock contemplated to be issuable to the Preferred Investors upon conversion of the Preferred Stock. As contemplated, Class B Common Stock and the New Common Stock will have the same rights, powers, preferences and restrictions and rank equally in all matters, except when voting on certain matters. Holders of Class B Common Stock shall be entitled to elect two members of the Board of Directors of the Company, consistent with their current arrangements.
The holders of the Company’s common stock will receive, on a pro rata basis, 5% of the New Common Stock, subject to dilution on account of a new management incentive plan.

All secured claims will be reinstated and otherwise not impaired and all liens shall be continued until the claims are paid in full.

All general unsecured claims of the Company will be unimpaired and will be either reinstated or paid in full in the ordinary course of business upon the later of the Effective Time or when such obligation becomes due according to its terms.

A copy of USEC’s press release announcing, among other things, such agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the Preferred Investors Plan Support Agreements, including the Term Sheet attached thereto, is qualified in its entirety by reference to the Preferred Investors Support Agreements and related exhibits attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Consenting Noteholders Plan Support Agreement

On February 28, 2014, the Company and the Consenting Holders holding greater than a majority of the outstanding Convertible Notes (the “Amending Consenting Holders”) amended the Consenting Noteholders Plan Support Agreement as described herein. These amendments, among other things, extended to March 4, 2014 the date by which the material conditions for the filing of a petition for bankruptcy must be satisfied or waived. In addition, the amendments deleted the termination event set forth set forth in Section 6(b)(v) related to failure to extend the RD&D Program through September 30, 2014 in recognition of the incremental funding provided by

DOE and replace it with a right to terminate in the event one or both of the Preferred Investors terminates their Plan Support Agreement. Termination, suspension or failure to obtain DOE funding for the RD&D Program or a successor to such program remains an event of termination. In addition, the Company, the Amending Consenting Holders and Preferred Investors have agreed that the material conditions for filing a petition for Bankruptcy as contemplated in the Plan Support Agreements have been satisfied or waived. The Consenting Noteholders Plan Support Agreement, as amended, is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Item 3.03 below is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

In connection with and in furtherance of the Plan as contemplated in the Plan Support Agreements, on March 5, 2014 (the “Petition Date”), the Company filed a voluntary petition seeking reorganization relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court” and such case, the “Bankruptcy Case”). The Bankruptcy Case is being administered under the caption “In re USEC Inc., Debtor” Case No. 14-10475. The Company’s subsidiaries (collectively, the “Non-Filing Entities”), including Enrichment which is USEC’s primary operating subsidiary, are not debtors in the Bankruptcy Filing. The Company will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Non-Filing Entities will continue to operate in the ordinary course of business.

The Company filed with the Bankruptcy Court on the Petition Date the Plan, along with a related proposed draft disclosure statement (the “Disclosure Statement”). The Company intends to move forward a quickly as possible to obtain approval of the Disclosure Statement, to solicit votes on the Plan from the holders of Convertible Notes and the Preferred Investors and to present the Plan for approval by the Bankruptcy Court.

On March 5, 2014, the Company also issued a press release announcing, among other things, that it had filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code. A copy of USEC’s press release announcing such agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional information on the Bankruptcy Filing and case, including access to documents filed with the Bankruptcy Court and general information about the Bankruptcy Filing and case is available at http://www.deb.uscourts.gov the website of the Bankruptcy Court and at www.loganandco.com, the website for the Company’s claims and noticing agent, under client name “USEC Inc.” The information contained on the foregoing websites is not incorporated by reference into this Current Report on Form 8-K.

The Company urges that caution be exercised with respect to existing and future investments in its securities as the Plan, if approved, by the Bankruptcy Court and implemented in accordance with its terms, will substantially change the Company’s capital structure.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.03 above constituted an event of default with respect to the Company’s $530 million aggregate principal amount of Convertible Notes. The indenture pursuant to which the Convertible Notes were issued provides that as a result of the Bankruptcy Filing the principal and interest due thereunder shall be immediately due and payable. The Consenting Holders have also agreed to support the Plan and to take no action contrary to its confirmation. Further, any efforts to enforce such payment obligations under the indenture and the Convertible Notes are stayed as a result of the Bankruptcy Filing and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 3.03 Material Modification to Rights of Security Holders.

On March 4, 2014, the Board of Directors of the Company approved, and the Company entered into an amendment (the “Amendment”) to the Tax Benefit Preservation Plan dated as of September 29, 2011 (the “Tax Benefit Plan”), between the Company and Computershare Shareowner Services, LLC (f/k/a Mellon Investor Services, LLC), as Rights Agent. The purpose of the Amendment is to terminate the Tax Benefit Plan, by shortening the expiration of the Tax Benefit Plan from September 29, 2014 to March 4, 2014. Accordingly, the rights (the “Rights”), which were previously dividended to holders of record of Common Stock of the Company as of the close of business on October 10, 2011, expired upon the expiration of the Tax Benefit Plan and no person has any rights pursuant to the Tax Benefit Plan or the Rights.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 4.1 hereto and is incorporated herein by reference. A copy of the Tax Benefit Plan and a summary of its material terms were filed with the Securities and Exchange Commission on the Company’s Current Report on Form 8-K on September 30, 2011 are incorporated herein by reference by Exhibit 4.2 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the securities purchase agreement dated as of May 25, 2010 by and among the Company and the Preferred Investors and related transaction documents, the Preferred Investors as the holders of the Preferred Stock, have the right to elect a total of two directors of USEC.

Effective March 4, 2014, George Dudich, president of Babcock & Wilcox Technical Services Group, Inc., resigned from the Board of Directors of the Company. Mr. Dudich has been a director of the Company since October 24, 2012. Mr. Dudich’s resignation is not because of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

In February 2014, USEC entered into confidentiality agreements with the Amending Consenting Holders to facilitate discussions regarding implementation of the transactions contemplated in the Consenting Noteholders Plan Support Agreement, including the filing of the Bankruptcy Case. In connection with these discussions, USEC provided the Amending Consenting Holders certain confidential information. Pursuant to the confidentiality agreements, USEC agreed to publicly disclose this confidential information upon filing a petition for bankruptcy when the confidentiality agreements expire by their terms. As a result, USEC is furnishing the information set forth in this Item 7.01 and Exhibits 99.2, 99.3 and 99.4 (each of which is incorporated herein by reference) which was provided to some Amending Consenting Holders, to satisfy the Company’s public disclosure obligations under the confidentiality agreements that have expired. The documents include the Plan and the Disclosure Statement which remain subject to review, amendment and approval of the Bankruptcy Court.

The information in this item 7.01 is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by USEC or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. By filing this Current Report on Form 8-K and furnishing this information, USEC makes no admission as to the materiality of any information in Item 7.01 of this report.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to the impact of and risks related to USEC Inc. commencing a “prearranged” case under Chapter 11 of the bankruptcy code including risks related to obtaining approval and confirmation of USEC Inc.’s plan of reorganization, the impact of any delay or inability in obtaining such confirmation, the impact of a potential de-listing of our common stock on the NYSE, the impact of our restructuring on the holders of our common stock, preferred stock and convertible notes; risks related to the ongoing transition of our business, including the impact of our ceasing enrichment at the Paducah gaseous diffusion plant and uncertainty regarding our ability to deploy the American Centrifuge project; uncertainty regarding funding for the American Centrifuge project after April 15, 2014 the date for completion of the current period of funding for the research, development and demonstration (“RD&D”) program and the potential for a demobilization or termination of the American Centrifuge project if additional government funding is not in place at the end of the current funding for the RD&D program; risks related to the underfunding of our defined benefit pension plans and potential actions the Pension Benefit Guarantee Corporation could pursue in connection with ceasing enrichment at the gaseous diffusion plants or with any demobilization or termination of the American Centrifuge project; the impact of uncertainty regarding our ability to continue as a going concern on our liquidity and prospects; our ability to reach an agreement with the U.S. Department of Energy (“DOE”) regarding the transition of the Paducah gaseous diffusion plant and uncertainties regarding the transition costs and other impacts of USEC ceasing enrichment at the Paducah gaseous diffusion plant and returning the plant to DOE; the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low enriched uranium (“LEU”); the impact of enrichment market conditions, increased project costs and other factors on the economic viability of the American Centrifuge project without additional government support and on our ability to finance the project and the potential for a demobilization or termination of the project; uncertainty concerning the ultimate success of our efforts to obtain a loan guarantee from DOE and/or other financing for the American Centrifuge project or additional government support for the project and the timing and terms thereof; the dependency of government funding or other government support for the American Centrifuge project on Congressional appropriations or on actions by DOE or Congress; limitations on our ability to provide any required cost sharing under the RD&D program; uncertainty concerning our ability through the RD&D program to demonstrate the technical and financial readiness of the centrifuge technology for commercialization; potential changes in our anticipated ownership of or role in the American Centrifuge project, including as a result of the need to raise additional capital to finance the project; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and impacts to cost and schedule; the potential for DOE to seek to terminate or exercise its remedies under the RD&D cooperative agreement or June 2002 DOE-USEC agreement; changes in U.S. government priorities and the availability of government funding or support, including loan guarantees; risks related to our ability to manage our liquidity without a credit facility; our dependence on deliveries of LEU from Russia under a commercial supply agreement (the “Russian Supply Agreement”) with a Russian government entity known as Techsnabexport (“TENEX”) and limitations on our ability to import the Russian LEU we buy under the Russian Supply Agreement into the United States and other countries; risks related to actions taken by either the U.S. Government or the Russian Government that could affect our ability or the ability of Tenex to perform the Russian Supply Agreement, including the imposition of sanctions, restrictions or other requirements; risks related to our ability to sell our fixed purchase obligations under the Russian Supply Agreement; the decrease or elimination of duties charged on imports of foreign-produced low enriched uranium; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; changes to, or termination of, our agreements with the U.S. government; risks related to delays in payment for our contract services work performed for DOE, including our ability to resolve certified claims for payment filed by USEC under the Contracts Dispute

Act; the impact of government regulation by DOE and the U.S. Nuclear Regulatory Commission; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of volatile financial market conditions on our business, liquidity, prospects, pension assets and credit and insurance facilities; the timing of recognition of previously deferred revenue; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q. Revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year. We do not undertake to update our forward-looking statements except as required by law.

Item 9.01 Exhibits

(d)    Exhibits

Exhibit Number	Description

4.1	Amendment to the Tax Benefit Preservation Plan, dated as of March 4, 2014, by and between USEC Inc. and Computershare Shareowner Services, LLC (f/k/a Mellon Investor Services, LLC)
4.2
Tax Benefit Preservation Plan, dated as of September 29, 2011, between USEC Inc. and Mellon Investor Services LLC, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 30, 2011).

10.1	Plan Support Agreement dated March 4, 2014 between USEC Inc. and Toshiba America Nuclear Energy Company
10.2	Plan Support Agreement dated March 4, 2014 between USEC Inc. and Babcock & Wilcox Investment Company
10.3	Plan Support Agreement dated December 13, 2013 between USEC Inc. and certain holders of USEC Inc.’s 3.0% convertible senior notes due October 1, 2014, as amended through February 28, 2014.
99.1	Press Release dated March 5, 2014 issued by USEC Inc.
99.2	Plan Of Reorganization Of USEC Inc.
99.3	Proposed Disclosure Statement With Respect To Plan Of Reorganization Of USEC Inc.
99.4
Form of Indenture by and among USEC Inc. as issuer, United States Enrichment Corporation as the Note Guarantor and CSC Trust Company of Delaware as Trustee and Collateral Agent (including the form of 8.0% PIK Toggle Note due 2019/2024)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

March 5, 2014	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment to the Tax Benefit Preservation Plan, dated as of March 4, 2014, by and between USEC Inc. and Computershare Shareowner Services, LLC (f/k/a Mellon Investor Services, LLC)
4.2
Tax Benefit Preservation Plan, dated as of September 29, 2011, between USEC Inc. and Mellon Investor Services LLC, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 30, 2011).

10.1	Plan Support Agreement dated March 4, 2014 between USEC Inc. and Toshiba America Nuclear Energy Company
10.2	Plan Support Agreement dated March 4, 2014 between USEC Inc. and Babcock & Wilcox Investment Company
10.3	Plan Support Agreement dated December 13, 2013 between USEC Inc. and certain holders of USEC Inc.’s 3.0% convertible senior notes due October 1, 2014, as amended through February 28, 2014.
99.1	Press Release dated March 5, 2014 issued by USEC Inc.
99.2	Plan Of Reorganization Of USEC Inc.
99.3	Proposed Disclosure Statement With Respect To Plan Of Reorganization Of USEC Inc.
99.4
Form of Indenture by and among USEC Inc. as issuer, United States Enrichment Corporation as the Note Guarantor and CSC Trust Company of Delaware as Trustee and Collateral Agent (including the form of 8.0% PIK Toggle Note due 2019/2024)